UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2017

 CONE Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 31, 2017, John D. Chandler, a director of the board of directors (the “Board”) of CONE Midstream GP LLC, the general partner (the “General Partner”) of CONE Midstream Partners LP (the “Partnership”), and a member of the audit committee (“Audit Committee”) of the Board, resigned from the Board, effective immediately. As a result of Mr. Chandler’s departure from the Board, the Partnership is temporarily deficient of the requirement under Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual that audit committees be comprised of at least three independent directors. On August 31, 2017, the Partnership filed an interim written affirmation with the NYSE notifying the NYSE that it is deficient in such audit committee requirement. The General Partner has commenced its search for a director to replace Mr. Chandler on the Board and Audit Committee who will meet the independence requirements of Section 10A-3 of, and Rule 10A-3 under, the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the NYSE Listed Company Manual. The Partnership expects to receive an official notice from the NYSE that it is deficient in the NYSE Listed Company Manual requirement to have an audit committee comprised of at least three independent directors.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described above, on August 31, 2017, John D. Chandler resigned from the Board, effective immediately. Mr. Chandler’s resignation is not a result of any disagreement with the Partnership or the General Partner on any matter relating to the Partnership’s or the General Partner’s operations, policies, practices or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE MIDSTREAM PARTNERS LP
By: CONE MIDSTREAM GP, LLC, its general partner

Date:	August 31, 2017	By:	/S/ DAVID M. KHANI
David M. Khani
Chief Financial Officer and Director